Exhibit 99.1

Beneficient Appoints Mack H. Hicks to Board of Directors

Dallas, TX – March 12, 2026 (GlobeNewswire) – Beneficient (Nasdaq: BENF), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today announced the appointment of Mack H. Hicks as a member of the Company’s Board of Directors (the “Board”).

Mr. Hicks currently serves as Chief Executive Officer of Hicks Holdings LLC, the Dallas-based family office with operating private equity and real estate investment businesses founded by his late father and private equity pioneer, Thomas O. Hicks, who served as Chairman of the Board of Beneficient until his passing in December of 2025. Mr. Hicks also serves as Managing Partner of Hicks Equity Partners LLC, a Registered Investment Advisor, which has a long history in controlled private equity investments with a focus on unique structured equity and credit investments.

Through these leadership positions, Mr. Hicks has been involved in sourcing and managing corporate acquisitions across multiple market sectors and has managed numerous portfolio investments. Mr. Hicks currently serves on the boards of Standard Industrial Manufacturing, Bucked Up, Face Haus, Vayner Sports, and Accresa Health. He received a Bachelor of Arts from the University of Texas at Austin and completed the prestigious Owner/President Management Program at Harvard Business School.

“We are honored to continue the legacy of Tom Hicks through the appointment of Mack to the Board, a highly qualified corporate executive and seasoned deal maker,” said the Company’s Interim CEO, James Silk. “His experience sourcing and managing middle market private equity transactions will be invaluable as we sharpen our focus on disciplined growth, capital formation and driving long-term value for our shareholders and customers.”

Separately, as previously disclosed, on October 19, 2023, a subsidiary of the Company entered into a credit agreement with HH-BDH LLC, an affiliate of Mr. Hicks (the “Lender”), pursuant to which the Company ultimately borrowed an aggregate of approximately $27.5 million. Earlier this year, the Company repaid all principal amounts under the credit agreement in full.

On March 10, 2026, prior to Mr. Hicks’ appointment to the Board, the parties entered into an amendment to the credit agreement providing for satisfaction of the remaining approximately $1.66 million in accrued interest, fees and expenses through the issuance of $572,588 of the Company’s Class A common stock and a deferred cash payments of $94,365, payable on March 31, 2026 and $1,000,000, payable on September 30, 2026. The Company believes that the reduced and deferred cash obligations will increase near-term financial flexibility and permit the Company to satisfy such amounts in a manner that is aligned with the Company’s near-term capital strategy and consistent with its focus on preserving liquidity. Additional details regarding the amendment are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on the date hereof.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and value-added services for their funds – with solutions that could help them unlock the value in their alternative assets.

Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

For more information, visit www.trustben.com or follow us on LinkedIn.

Investors

investors@beneficient.com

Contacts

Matt Kreps: 214-597-8200, mkreps@darrowir.com

Michael Wetherington: 214-284-1199, mwetherington@darrowir.com

Investor Relations: investors@beneficient.com

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the repayment of outstanding amounts under the credit agreement and the Company’s future plans and capital strategy. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to, them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected.

Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, among others: the risks, uncertainties, and factors set forth under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and its subsequently filed Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.